UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2007

WITS BASIN PRECIOUS MINERALS INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	1-12401 (Commission File Number)	84-1236619 (IRS Employer Identification No.)

80 South 8th Street, Suite 900 Minneapolis, Minnesota (Address of Principal Executive Offices)	55402-8773 (Zip Code)

612.349.5277
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a)  Acquisition of China Global Mining Resources Limited

On July 27, 2007, Wits Basin Precious Minerals Inc. (the “Registrant”) entered into a Sale and Shares and Claims Agreement with SSC Mandarin Group Limited (“SSC Mandarin Group”) and China Global Mining Resources Limited, a company incorporated under the laws of the British Virgin Islands (“CGMR”), pursuant to which the Registrant acquired from SSC Mandarin Group 100% of the equity interest in CGMR for a purchase price of $10,000 Hong Kong dollars (approximately US$1,300), which was paid on August 1, 2007. To date, the Registrant has loaned an aggregate of approximately US$8 million to CGMR for the purpose of investments and financings used toward various mining properties which are referenced below, and holds secured promissory notes of CGMR in consideration of such loans. William Green, the Registrant’s President of Asia Operations, also serves as the President of CGMR. On July 27, 2007, pursuant to a Sale and Shares and Claims Agreement with SSC Mandarin Group and China Global Mining Resources Limited, a company incorporated under the laws of Hong Kong (“China Global HK”), the Registrant also acquired from SSC Mandarin Group a 100% equity interest in China Global HK for HK$10,000, which was paid on August 1, 2007. China Global HK is currently a shell corporation, incorporated mainly for the purpose of retaining the rights to use the name “China Global Mining Resources” in Hong Kong.

CGMR holds rights to acquire interests in various nickel, gold and iron ore mining properties located in the People’s Republic of China (the “PRC”). CGMR has entered into a Joint Venture Agreement with Shaanxi Hua Ze Nickel Smelting Co. (“Shaanxi Hua Ze”) dated April 14, 2007, as supplemented on June 6, 2007, providing for a joint venture relating to the Xing Wang Mine, a nickel mine located in the Qinghai province of the PRC. Pursuant to the agreement, CGMR would be required to provide approximately 425 million Chinese Renminbi, or RMB, (approximately US$52 million) to the joint venture, to be used for the development and improvement of the mining property and production facility and other purposes, in exchange for 40% of the interest in the joint venture. CGMR would also have an obligation to provide an additional 155 million RMB (approximately $19 million) to the joint venture in the event the joint venture secures rights to property with an additional 200,000 tonnes of nickel. Finally, CGMR would have the right to acquire an additional 40% interest in the joint venture for an additional contribution of approximately 580 million RMB (approximately US$71 million). CGMR has entered into a supply agreement with Shaanxi Hua Ze to purchase forty tonnes of nickel for approximately $2 million, which serves as a prepayment of contribution to the joint venture. CGMRs obligations under the Joint Venture Agreement are subject to the receipt of certain government approvals and CGMR’s completion of, and satisfaction with, due diligence.

CGMR also holds a right to acquire 100% of Nanjing Sudan Mining Co. Ltd. (which holds a processing plant), two iron ore mining properties located in the Anhui province of the PRC (Maanshan Zhaoyuan Mining Co. Ltd. and Xiaonanshan Mining Co., Ltd.), and related assets. The final purchase price is dependent upon proven tonnage of these mines. CGMR has advanced an aggregate of $5 million to the sellers to date. The consummation of the transaction is subject to the completion of definitive agreements, receipt of various governmental approvals, the completion of due diligence, and satisfaction of certain indicated iron ore reserve requirements, among other conditions. Additionally, in the event the transaction is consummated, CGMR will be required to enter into an eight-year management services contract with one of the sellers. The amounts advanced to the sellers to date, and the payment obligations under the management services contract, may be applied by CGMR against the purchase price.

CGMR holds a right to acquire a 95% equity interest in Yun County Changjiang Mining Company Limited (“Changjiang”), which holds licenses to explore for iron ore in the Hubei province of the PRC, for an aggregate of $57 million to be paid in cash and stock. CGMR is required to arrange for a loan to Changjiang in the amount of $10 million, secured by the capital stock of Changjiang. Additionally, in the event CGMR and Changjiang enter into an exclusive supply agreement relating to the purchase by CGMR of iron ore from Changjiang, CGMR will also be required to arrange for an additional loan to Changjiang, the amount of such loan to be determined based on the reserves of iron ore located on the related mining properties. The consummation of the transaction is subject to the completion of definitive agreements, receipt of various governmental approvals, the completion of due diligence, and satisfaction of certain indicated iron ore reserve requirements, among other conditions. Additionally, in the event the transaction is consummated, CGMR will be required to enter into an eight-year management services contract with one of the sellers.

(b) Acquisition of interest in SSC Mandarin Africa (Proprietary) Limited

On July 27, 2007, the Registrant also entered into a Sale of Shares and Claims Agreement with SSC Mandarin Financial Services Limited (“SSC Mandarin Financial”) and SSC Mandarin Africa (Proprietary) Limited, a company incorporated under the laws of the Republic of South Africa (“Mandarin Africa”), pursuant to which it acquired from SSC Mandarin Financial a 40% equity interest in SSC Mandarin Africa for a purchase price of US$400,000. Mandarin Africa’s only current asset is a two-year contract with Kumba Iron Ore, an affiliate of Anglo-American, dated August 4, 2006, whereby Mandarin Africa will introduce Kumba to iron ore mining projects located in the PRC. Norman D. Lowenthal, a director of the Registrant, served as Chairman of SSC Mandarin Financial until June 2007.

(c) Acquisition of Option to acquire interest in SSC-Sino Gold Consulting Co. Limited

On July 27, 2007, the Registrant entered into an Option Agreement with SSC Mandarin Financial and SSC-Sino Gold Consulting Co. Limited, a company incorporated under the laws of the PRC (“SSC-Sino Gold”), pursuant to which the Registrant acquired, for US$100,000, a three-year option to purchase a 60% equity interest in SSC-Sino Gold for an exercise price of US$5,000,000. SSC-Sino Gold holds rights to acquire an 80% interest in Tongguan Taizhou Gold Mining Co., Ltd., which holds licenses relating to a gold mine located in the Shaanxi province of the PRC, for 320 million RMB (approximately US$39 million), payable in a combination of cash and stock. SSC-Sino Gold is obligated to arrange for a loan to Tongguan Taizhou in the amount of 120 million RMB (approximately US$15 million), subject to completion of a feasibility report relating to the mining property. The consummation of the transaction is subject to the completion of definitive agreements, receipt of various governmental approvals, the completion of due diligence, and satisfaction of certain indicated iron ore reserve requirements and an increase in production of ore material, among other conditions. Additionally, in the event the transaction is consummated, SSC-Sino Gold will be required to enter into an eight-year management services contract with the seller. In addition to the option price of $100,000, the Registrant has agreed to guaranty up to an aggregate of $2 million loaned to SSC-Sino Gold by William Green, our President of Asia Operations, and Andrew Green, a significant shareholder of Registrant and the brother of William Green. The proceeds of the loan are to be used for the expansion of exploration and mining rights on property adjacent to the mining property.

      With respect to obtaining the purchase price or the arrangement of loans for each of the transactions referenced in paragraphs (a) through (c) above, the Registrant (or CGMR or SSC-Sino Gold, as applicable) is considering various potential sources of financing, including funding sources such as domestic and international hedge funds and banks, or entering into joint ventures or other partnership arrangements to obtain capital. The ability to obtain such financing will be subject to the completion and satisfaction of due diligence by any potential financing partner, among other likely conditions.

Attached hereto as Exhibit 99.1 is a press release filed by the Registrant on August 2, 2007 with respect to the Registrant’s acquisition of CGMR.

This Current Report on Form 8-K is issued pursuant to Rule 135 under the Securities Act of 1933, as amended, and shall not constitute an offer to sell or the solicitation of an offer to purchase any securities.

An offer of securities in the United States pursuant to a business combination transaction will only be made through a prospectus which is part of an effective registration statement filed with the Securities and Exchange Commission (the “SEC”). In connection with the Registrant’s proposed merger with Easyknit Enterprises Holdings Limited, as previously disclosed by the Registrant in certain of its filings with the SEC, Easyknit will file a registration statement on Form F-4, which will include a proxy statement of Wits Basin that also constitutes a prospectus of Easyknit, and other documents with the SEC. Such registration statement, however, is not currently available. SHAREHOLDERS OF WITS BASIN ARE URGED TO READ THE DEFINITIVE REGISTRATION STATEMENT ON FORM F-4 AND OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE DEFINITIVE REGISTRATION STATEMENT ON FORM F-4, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The final proxy statement/prospectus will be mailed to shareholders of Wits Basin. Investors and security holders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing relevant information about Wits Basin and Easyknit without charge, at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. Copies of the proxy statement/prospectus will also be available, without charge, once they are filed with the SEC by directing a request to Wits Basin’s Investor Relations at Lighthouse Communications (866) 739-0390 or info@lhcom.bz.

Easyknit and Wits Basin, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Wits Basin’s shareholders with respect to the proposed merger. Information about Easyknit’s directors and executive officers will be available in Wits Basin’s proxy statement to be filed with the SEC as referenced above. Information about Wits Basin’s directors and officers will be available in Wits Basin’s proxy statement to be filed with the SEC as referenced above, and is currently available in Wits Basin’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 filed with the SEC on April 16, 2007 and other public filings with the SEC made by Wits Basin. Other information about the participants in the proxy solicitation and a description of their direct and indirect interests (by security holdings or otherwise) will be contained in the proxy statement and other relevant materials after they are filed with the SEC.

The statements included in this Current Report on Form 8-K concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. This Current Report contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. Such statements are valid only as of today, and we disclaim any obligation to update this information. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. These risks and uncertainties include, without limitation, the parties’ ability to consummate the merger; and other risks and uncertainties described in the Registrant’s filings from time to time with the SEC.
Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document
99.1	Press Release dated August 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wits Basin Precious Minerals Inc.

Date: August 3, 2007	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Document
99.1	Press Release dated August 2, 2007